EXHIBIT 10.1

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                            THE RESEARCH WORKS, INC.
                  623 Ocean Avenue, Sea Girt, New Jersey 08750
              Telephone: (732) 682-4950 Web: www.stocksontheweb.com

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January 27, 2005

Dr. Lawrence Nash, CEO
Vista Continental Corporation
6600 West Charleston Blvd., Suite 118
Las Vegas, NV 89146

Dear Dr. Nash:

This letter agreement (the "Agreement") will confirm our understanding regarding the engagement of THE RESEARCH WORKS, INC. ("RW"), a New Jersey corporation, to provide equity research services to VISTA CONTINENTAL CORPORATION ("Client") a Delaware corporation.

Whereas RW is an independent research firm that provides research services with respect to the securities of its clients, and whereas Client has publicly traded securities and desires RW to provide equity research services with respect to its common stock: now, therefore, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

 1. Term. The term of this Agreement ("Term") shall commence on the date of your signing of this Agreement and shall continue through the one-year anniversary of the release of the first RW equity research report on the Client ("End of the Full Term"), unless either party terminates this Agreement, with or without cause, at an earlier date ("Early Termination Date") upon delivery of written notice to the other party at the address set forth herein below.

 2. RW Services. RW shall prepare an equity research report on Client ("Report") in substantially the same form as samples of RW's research reports presently displayed at RW's Web site (www.stocksontheweb.com). Client shall have no editorial control over the opinions expressed in the Report, and RW shall not supply to Client a draft copy of the Report.

     RW shall complete and post a copy of the finished Report at its Web site within six (6) weeks of the date on which RW receives the payment for RW services from the Client, and RW shall update the Report on its Web site on approximately a bimonthly basis for the remainder of the Term. Client shall notify RW in writing prior to the filing of any registration statement for its shares, and again upon the effectiveness of such registration, and RW shall suspend the updating of the Report during the period commencing on


Initials: WJR ______ ; Client ______.


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     date of written notification of a pending registration and ending on the day following the effective date of such registration.

     Client may make suggestions at any time for changes regarding the factual content of the Report, but RW is under no obligation to accept such proposed changes, and RW retains exclusive control over the opinions expressed in the Report.

     Following the initial posting of the Report on its Web site, RW shall print and distribute the Report at its own expense to individual and institutional investors whom RW believes have an interest in small-capitalization stocks. The date of such printing and distribution shall be at RW's sole discretion. RW shall also mail 100 copies of the Report to Client, and Client shall have permission to duplicate the Report at its own expense or to purchase additional original copies from RW for a nominal fee.

3. Fee. In consideration of RW's services, the Client shall pay to RW a fee ("Fee") consisting of one million (1,000,000) shares of Client's common stock. This Fee is due and payable upon the date on which you sign this Agreement, and RW shall be under no obligation to issue any Reports until it has received the Fee. The shares shall be issued in certificate form to The Research Works, Inc. (c/o William J. Ritger, 623 Ocean Avenue, Sea Girt, NJ 08750; tax # 22-3173901).

     RW acknowledges that the common shares issued pursuant to this Agreement
     (a) have not been registered under the Securities Act of 1933, as amended (the "Act"), (b) cannot be offered or sold except pursuant to a registration statement under the Act or an exemption from registration under the Act, and (c) are being acquired for investment and not with a view to the distribution thereof. RW represents that it is an "accredited investor" as such term is defined by Rule 501(a) of Regulation D and also acknowledges that its officers and directors are capable of evaluating the merits and risks of an investment in Client's common shares.

     Should the Client terminate this Agreement prior to the End of the Full Term for any reason other than RW's failure to perform in accordance with the terms set forth in this Agreement, then no portion of the Fee shall be refunded to the Client, except, however, that the Client may cancel this Agreement without penalty within five (5) business days of Client's entering into this Agreement, provided that the Client provides RW with written notice of such cancellation in accordance with the terms of Paragraph 6 of this Agreement.

     Should the Client terminate this Agreement prior to the End of the Full Term for RW's failure to perform in accordance with the terms set forth in this Agreement, then a percentage of the Fee shall be refunded to the Client; this percentage is the product of 50% times the result of the division of the number of days from the Early Termination Date until the End of the Full Term by the number of days from the commencement of the Term until the End of the Full Term.


Initials: WJR ______ ; Client ______.

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     Notwithstanding the foregoing, Client shall recover the entire Fee from RW if Client terminates this Agreement based on RW's failure to release the initial Report in accordance with the time and manner mandated by Paragraph 2.

     Should RW terminate this Agreement prior to the End of the Full Term, then a percentage of the Fee shall be refunded to the Client; this percentage shall be the product of 50% times the result of the division of the number of days from the Early Termination Date until the End of the Full Term by the number of days from the commencement of the Term until the End of the Full Term.

     Notwithstanding the foregoing, RW shall refund the entire Fee to Client if RW terminates this Agreement prior to the release of the initial Report for any reason other than Client's failure to perform in accordance with the terms set forth in this Agreement.

4. Client's Representations and Covenants. Client represents and covenants that:

     (a) it will notify RW in writing prior to the filing of a registration statement of any of its securities and it will not use the Report in connection with any offering of securities without the prior written consent of RW, and Client shall again notify RW upon the effectiveness of such registration statement;

     (b) it and its principals will keep confidential their knowledge of the pending release of the Report;

     (c) it will distribute the Report only in its entirety and in conformity with all securities laws;

     (d) it will cease any distribution of the Report when facts or management's expectations are materially different from those presented or estimated in such Report;

     (e) it has received a copy of RW's brochure and Part II of RW's ADV application, both of which are available for viewing at RW's web site (www.stocksontheweb.com); and

     (f) it will indemnify and hold RW and its officers, employees and independent contractors harmless from and against any loss, damage, liability, or expense (including reasonable attorneys' fees and other costs of litigation, regardless of outcome) arising out of or in connection with
     (i) any breach of the representations and covenants made by Client in this Paragraph 4, (ii) false or misleading information provided to RW by Client, or (iii) claims relating to the purchase and/or sale of Clients' securities arising from RW's relationship with Client. In any action where Client's indemnity applies, RW shall be entitled to its own separate counsel at Client's expense. Neither termination nor completion of this Agreement


Initials: WJR ______ ; Client ______.

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     shall affect these indemnification provisions, which shall survive any such termination or completion and remain operative and in full force and effect.

5. Solicitor's fee. Client acknowledges that RW shall pay to Hunter Wise Securities, LLC a solicitor's fee equal to $12,000.

6. Impaired provision. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an "Impaired Provision"),

     (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties,

     (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and

     (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

7. Severability of Provisions. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

8. Non-Waiver. The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

9. Notices. Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore;
     (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid. The addresses for such communications shall be as set forth below or to such other address as a party shall give by notice hereunder to the other party to this Agreement.


Initials: WJR ______ ; Client ______.

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         If to Client:              Vista Continental Corporation
                                    6600 West Charleston Blvd., Suite 118
                                    Las Vegas, NV 89146
                                    Attention: Lawrence Nash, CEO

              If to RW:             The Research Works, Inc.
                                    623 Ocean Avenue, Sea Girt, NJ 08750
                                    Attention: William Ritger, President

10. Governing Law / Arbitration. The terms of this Agreement will be governed by and interpreted in accordance with the internal laws of the State of ArizonaNew Jersey, without regard to the principles of conflict of laws. Any controversy, dispute or claim between the parties relating to this Agreement shall be resolved by binding arbitration in MaricopaMonmouth County, New Jersey, in accordance with the rules of the American Arbitration Association. Prior to the selection of the arbitrators of the binding arbitration, the parties shall first attempt non-binding mediation before a mediator selected by said Association. Each party shall bear its own costs relating to such mediation, including attorney's fees and expenses. The parties agree that in the event that any controversy, dispute or claim between the parties relating to this Agreement is resolved by binding arbitration, the prevailing party, if any, as determined by the arbitrator's award, shall be entitled to reimbursement of all expenses incurred in the arbitration including reasonable attorneys' fees, provided that in no event shall the arbitrator have the authority to award punitive damages. Judgment on the award may be entered in any court having jurisdiction over the award.

11. Integration. This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof. All prior agreements, covenants, representations, and warranties, expressed or implied, oral or written, with respect to the subject matter hereof, are contained herein. All prior or contemporaneous conversations, possible and alleged agreements, representations, covenants, and warranties, with respect to the subject matter hereof, are waived, merged, and superseded hereby. This is an integrated agreement.

12. Entire agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and shall not be modified, except by a written document signed by the parties.

13. Paragraph headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any


Initials: WJR ______ ; Client ______.

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     signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned whereupon this letter shall become a binding Agreement as of the day and year first written above. The offer to enter into this Agreement shall expire 21 days from the date of this letter.


Very truly yours,

THE RESEARCH WORKS, INC.

By:    /s/ William J. Ritger
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       William J. Ritger
       President



ACCEPTED AND AGREED:

VISTA CONTINENTAL CORPORATION


By:    /s/ Dr. Lawrence Nash
       ----------------------------------------------
       Dr. Lawrence Nash
       CEO


Reminder: Please remember to initial each page.
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Initials: WJR ______ ; Client ______.

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